Exhibit 99(k)(4)

SIGNATURE REQUIRED

ONLY COMPLETE THIS CERTIFICATE IF YOU HAVE RECEIVED A UBS TAMARACK INTERNATIONAL FUND, L.L.C. PROSPECTUS AND IF YOU WISH TO INVEST IN THE FUND. IF YOU DO NOT WISH TO INVEST IN THE FUND, ANY FUNDS HELD IN ESCROW WILL BE RETURNED. Please promptly return completed, executed Investor Certification to the Alternative Investment Group via Fax: (212) 882-5286, OR Mail: UBS Financial Services Inc., Alternative Investments, 51 West 52nd Street, New York, NY 10019. Generally, this Investor Certification must be received four business days prior to month's end in order to invest in the Fund’s next monthly closing.

UBS TAMARACK INTERNATIONAL FUND, L.L.C. INTRANET INVESTOR CERTIFICATION

This certificate relates to a potential investment in UBS Tamarack International Fund, L.L.C.  (the "Fund").

I hereby certify that I am: (A) a natural person, who has individually or together with my spouse a net worth* in excess of $1.5 million (the "Requirement"); (B) an irrevocable trust that meets the Requirement; (C) a revocable trust and each grantor of the trust meets the Requirement; (D) an employee benefit plan (a "Plan") that meets the Requirement; (E) a participant-directed Plan and the person making the investment meets the Requirement; (F) a corporation, partnership, limited liability company or other entity that meets the Requirement that is not (i) a registered investment company, (ii) an entity excluded from the definition of Investment Company under Section 3(a) of the Investment Company Act of 1940 based on Section 3(c)(1) because it is a non-publicly offered entity whose securities are beneficially owned by not more than 100 persons, or (iii) a business development company; or (G) an entity listed in clause F(i), (ii) or (iii) above, not formed for the specific purpose of investing in the Fund and each equity owner meets the Requirement.   I am not a charitable remainder trust.

I understand that it may be a violation of law for me to provide this Certificate if I know it is not true. I have read the Fund's prospectus dated May 8, 2008 (the "Prospectus"), including the investor qualification and investor suitability provisions therein. I understand that an investment involves a considerable amount of risk and that I may lose some or all of my investment. I acknowledge that in making a decision to invest in the Fund, I have relied solely upon the Prospectus, the Fund's Limited Liability Company Agreement (the "Agreement"), a form of which is set forth in Appendix A to the Prospectus, and my independent investigation. My investment is consistent with my investment purposes, objectives and cash flow requirements and will not adversely affect my overall need for diversification and liquidity. I have evaluated the risks of investing, understand there are substantial risks of loss, and have determined that an investment is suitable for me. I understand that there is very limited liquidity associated with an investment in the Fund and I have carefully read and understand the "Redemptions, Repurchases of Interests and Transfers" section in the Prospectus. I understand I may not be able to withdraw from the Fund as I want or have a need to.

I am NOT (A) a non-resident alien or (B) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, including income tax regulations (the "Code")) for purposes of U.S. Federal income taxation. I agree to notify the Fund within 30 days of the date that I become a foreign person or entity. I further certify that my name, U.S. tax identification number, home address (in the case of an individual) and business address (in the case of an entity), as they appear in your records, are true and correct. I understand that these certifications, which are made under penalty of perjury, may be disclosed to the Internal Revenue Service and that any false statement contained in this paragraph could be punished by fine and/or imprisonment.

If I am a Plan, an IRA or another benefit plan investor (a "Benefit Plan"), I have consulted counsel as necessary concerning the propriety of making an investment in the Fund and its appropriateness under ERISA and the Code, and the fiduciary executing this Certificate on behalf of the Benefit Plan (the "Fiduciary"), which for an IRA, is the individual that established the IRA, represents and warrants that: A) the Fiduciary has considered the following items and has determined that an investment is consistent with the Fiduciary's responsibilities under ERISA: i) the Fiduciary's investment standards under ERISA in the context of the Benefit Plan's particular circumstances; ii) the permissibility of an investment under the documents governing the Benefit Plan and the Fiduciary; and iii) the risks associated with an investment and the fact that the Undersigned will be unable to redeem the investment except as set forth in the Prospectus; B) the Fiduciary: i) is solely responsible for the decision to invest; ii) is independent of the Fund, UBS Financial Services Inc., the Directors, or any of their affiliates (collectively, the "Affiliates"); iii) is qualified to make such investment decision; and iv) in making such decision, has not relied as the primary basis for its decision to invest in the Fund on any advice or recommendation of the Affiliates; and C) if UBS Trust Company is the corporate trustee of the Benefit Plan, the Fiduciary has directed UBS Trust Company to execute this Certificate and the Fiduciary agrees that all of the representations and covenants made hereunder apply solely to the Fiduciary and the Benefit Plan and not to UBS Trust Company.

I understand the Affiliates are relying on the Certificate and agreements herein in determining my qualification and suitability as an investor in the Fund. I understand an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and I indemnify the Fund, UBS Financial Services Inc., the Directors, or any of their affiliates, against any losses that they may incur, and hold them harmless from any liability that may arise, as a result of this Certificate being untrue in any respect.

By signing below, I confirm that, as of the date of my investment and as of this date, the investment objective and risk profile applicable to such investment in the Fund are, respectively, "capital appreciation" and "aggressive/speculative," and I execute and agree to be bound by the terms of the Agreement, including the pre-dispute arbitration clause in Section 8.6 and its Power of Attorney provisions. I have read the Agreement and, to the extent I believe it necessary, have consulted with my tax and legal advisors and understand its terms.

☐	Please check this box if this is an additional investment in the Fund.

UBS Account Number:	SSN/TAX ID Number:	SIGNATURE REQUIRED	►	Investor Signature: _____________ Date: _____________
[ ][ ] [ ][ ][ ] [ ][ ][ ][ ] [ ][ ][ ] [ ][ ] [ ][ ][ ][ ]				Print Investor Name:_________________________

For Financial Advisors and Branch Managers Only:
Investor Suitability: With regard to the proposed investment of the forementioned client in the Fund, I, as Financial Advisor to the client, by signing below, certify that I have:
(1)informed the client of all pertinent facts relating to the liquidity and transferability of the Fund; and

(2) reasonable grounds to believe (on the basis of information obtained from the client concerning the client’s age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by me, including the attached CAI) that: (a) the Fund being subscribed for is suitable and appropriate for the client; (b) the client meets all applicable minimum income, net worth, liquid assets and other objective suitability standards; (c) the client can reasonably benefit (including realizing any intended tax benefit, if applicable) from the Fund based on the client’s financial position, overall investment objectives and portfolio structure; (d) the client can bear the economic risks of the investment in the Fund; and (e) the client appears to have an understanding of: (i) the fundamental risks of the Fund (including that the client may lose his or her entire investment); (ii) the restrictions on the liquidity and transferability of the Fund; (iii) the background and qualifications of the sponsor(s) and investment manager(s) of the Fund; and (iv) the tax consequences with respect to an investment in the Fund.

Will this investment result in the client holding more than 30% of his/her net worth as evidenced on CAI in Alternative Investments? ☐ YES ☐ NO

Regarding Item 2(b) above, in the event that the client is an entity (such as a trust or partnership) that does not itself meet the minimum investment requirements (such as net worth), I have ascertained from the appropriate parties (such as the client’s trustee or general partner) that all of the client’s beneficial owners meet such requirements.

By signing below, the undersigned FA acknowledges that the undersigned knows directly of his or her own knowledge that a prospectus has been previously delivered to the investor.

FA Signature: _______________________________ FA Name: ____________________________ Division: __________ Date: ____________ Tel#: ________________

Financial Advisors must reconcile the information listed on this certification with the client’s account records, including updating the client’s net worth, objectives and any other relevant information.

Branch Manager Signature: I certify that I have reviewed the completed Investor Suitability section above, the client investor certification and Client Account Information, and I agree, based upon the information known to me, with the Financial Advisor’s determination that the investment being subscribed for is suitable and appropriate for the client.

BOM Signature: _________________________________ BOM Name: ______________________________ Date**: _______________
** The CAI information that accompanies this form must be dated before or the same day this certification is signed.

* As used herein, “net worth” means the excess of total assets at fair market value, including home, over total liabilities. For the purpose of determining “net worth,” the principal residence owned by an individual shall be valued at either (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.